EXHIBIT 1.1

[•] Shares

CoastalSouth Bancshares, Inc.

Common Stock

UNDERWRITING AGREEMENT

[●], 2025

PIPER SANDLER & CO.

As Representative of the several Underwriters named in Schedule II hereto,

c/o Piper Sandler & Co.

800 Nicollet Mall

Minneapolis, Minnesota 55402

Ladies and Gentlemen:

CoastalSouth Bancshares, Inc., a Georgia corporation (the “Company”), the holding company for Coastal States Bank (the “Bank”), and the shareholders of the Company listed in Schedule I hereto (the “Selling Shareholders”) severally and not jointly propose to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) an aggregate of [●] shares (the “Firm Shares”) of common stock, $1.00 par value per share (together with the non-voting common stock, $1.00 par value per share, of the Company, the “Common Stock”), of the Company. The Firm Shares consist of [●] authorized but unissued shares of Common Stock to be issued and sold by the Company and [●] outstanding shares of Common Stock to be sold by the Selling Shareholders. [The Company/Certain of the Selling Shareholders] [and certain of the Selling Shareholders] [has/have] also granted to the several Underwriters an option to purchase up to [●] additional shares of Common Stock on the terms and for the purposes set forth in Section 3 hereof (the “Option Shares”). The Firm Shares and any Option Shares purchased pursuant to this Underwriting Agreement (this “Agreement”) are herein collectively called the “Shares.”

As part of the offering contemplated by this Agreement, Piper Sandler & Co. (the “Designated Underwriter”) has agreed to reserve out of the Firm Shares purchased by it under this Agreement, up to [●] shares for sale to the Company’s directors, employees and other parties associated with the Company (collectively, the “Directed Stock Participants”), as set forth in the Prospectus (as defined herein) under the heading “Underwriting” (the “Directed Stock Program”) and subject to the applicable rules, regulations and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”). The Firm Shares to be sold by the Designated Underwriter pursuant to the Directed Stock Program (the “Directed Stock”) will be sold by the Designated Underwriter pursuant to this Agreement at the public offering price. Any Directed Stock not subscribed for by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

The Company, the Bank and the Selling Shareholders hereby confirm their agreement with respect to the sale of the Shares to the several Underwriters, for whom Piper Sandler & Co. is acting as representative (the “Representative,” “you,” and “your”).

1. Registration Statement and Prospectus. A registration statement on Form S-1 (File No. 333- 287854) with respect to the Shares, including a preliminary form of prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (“Rules and Regulations”) of the Securities and Exchange Commission (the

“Commission”) thereunder and has been filed with the Commission. Such registration statement, including the amendments, exhibits and schedules thereto, as of the time it became effective, including the Rule 430A Information (as defined below), is referred to herein as the “Registration Statement.” The Company will prepare and file a prospectus pursuant to Rule 424(b) of the Rules and Regulations that discloses the information previously omitted from the prospectus in the Registration Statement in reliance upon Rule 430A of the Rules and Regulations, which information will be deemed retroactively to be a part of the Registration Statement in accordance with Rule 430A of the Rules and Regulations (“Rule 430A Information”). If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act, the Company will prepare and file with the Commission a registration statement with respect to such increase pursuant to Rule 462(b) of the Rules and Regulations (such registration statement, including the contents of the Registration Statement incorporated by reference therein is the “Rule 462(b) Registration Statement”). References herein to the “Registration Statement” will be deemed to include the Rule 462(b) Registration Statement at and after the time of filing of the Rule 462(b) Registration Statement. “Preliminary Prospectus” means any prospectus included in the Registration Statement prior to the effective time of the Registration Statement, any prospectus filed with the Commission pursuant to Rule 424(a) under the Rules and Regulations and each prospectus that omits Rule 430A Information used after the effective time of the Registration Statement. “Prospectus” means the prospectus that discloses the public offering price and other final terms of the Shares and the offering and otherwise satisfies Section 10(a) of the Act. All references in this Agreement to the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement to any of the foregoing, is deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System or any successor system thereto (“EDGAR”).

2. Representations and Warranties of the Company, the Bank and the Selling Shareholders.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters as follows:

(i) Registration Statement and Prospectuses. The Registration Statement and any post-effective amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued, and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. No order preventing or suspending the use of any Preliminary Prospectus or the Prospectus (or any supplement thereto) has been issued by the Commission and no proceeding for that purpose has been initiated or, to the Company’s knowledge, threatened by the Commission. As of the time the Registration Statement (or any post-effective amendment thereto) became or becomes effective, such part conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations.

(ii) Accurate Disclosure. Each Preliminary Prospectus, at the time of filing thereof or the time of first use within the meaning of the Rules and Regulations, did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, at the First Closing Date (as defined below) or at the Second Closing Date (as defined below), contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale (as defined below), neither (A) the Time of Sale Disclosure Package (as defined below) nor (B) any issuer free writing prospectus (as defined below), when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor any supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The representations and warranties in this Section 2(a)(ii) shall not apply to statements in or omissions from any Preliminary Prospectus, the Registration Statement (or any amendment thereto), the Time of Sale Disclosure Package or the Prospectus (or any supplement thereto) made in reliance upon, and in conformity with, written information furnished to the Company by you, or by any Underwriter through you, specifically for use in the preparation of such document, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) hereof.

Each reference to an “issuer free writing prospectus” herein means an issuer free writing prospectus as defined in Rule 433 of the Rules and Regulations.

“Time of Sale Disclosure Package” means the Preliminary Prospectus, dated [●], 2025, any free writing prospectus set forth on Schedule IV and the information on Schedule V, all considered together.

Each reference to a “free writing prospectus” herein means a free writing prospectus as defined in Rule 405 of the Rules and Regulations.

“Time of Sale” means [●]:00 [a/p]m (Eastern time) on the date of this Agreement.

(iii) Issuer Free Writing Prospectuses.

(A) Each issuer free writing prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Representative as described in Section 4(a)(iii)(B) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus. The foregoing sentence does not apply to statements in or omissions from any issuer free writing prospectus based upon and in conformity with written information furnished to the Company by you or by any Underwriter through you specifically for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 6(g) hereof.

(B) At the time of filing the Registration Statement and any post-effective amendment thereto, and at the date hereof, the Company was not, is not and will not be (as applicable) an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations, without taking account of any determination by the Commission pursuant to Rule 405 of the Rules and Regulations that it is not necessary that the Company be considered an ineligible issuer.

(C) Each issuer free writing prospectus satisfied, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares, all other conditions to use thereof as set forth in Rules 164 and 433 under the Act.

(iv) Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication (as defined below)) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Act (an “Emerging Growth Company”).

(v) Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the

Representative with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representative to engage in Testing-the-Waters Communications. The Company reconfirms that the Representative have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications (as defined below) other than those listed on Schedule VI hereto. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on either Section 5(d) of, or Rule 163B under, the Act. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Time of Sale Disclosure Package, complied in all material respects with the Act, and when taken together with the Time of Sale Disclosure Package as of the Time of Sale, did not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vi) No Other Offering Materials. The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by the Company; provided, however, that, except as set forth on Schedule IV, the Company has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus, except in accordance with the provisions of Section 4(a)(xiii) of this Agreement and, except as set forth on Schedule VI, the Company has not made and will not make any communication relating to the Shares that would constitute a Testing-the-Waters Communication, except in accordance with the provisions of Section 2(a)(v) of this Agreement.

(vii) Financial Statements. The financial statements of the Company, together with the related notes, set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus comply in all material respects with the requirements of the Act and fairly present in all material respects the financial condition of the Company and its consolidated subsidiaries as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States consistently applied throughout the periods involved; the supporting schedules (if any) included in the Registration Statement present fairly in all material respects the information required to be stated therein; all non-GAAP financial information included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus complies in all material respects with the requirements of Regulation G and Item 10 of Regulation S-K under the Act; and, except as disclosed in the Time of Sale Disclosure Package and the Prospectus, there are no material off-balance sheet arrangements (as defined in Regulation S-K under the Act, Item 303(a)(4)(ii)) or any other relationships with unconsolidated entities or other persons, that are reasonably likely to have a material current or, to the Company’s knowledge, material future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources or significant components of revenue or expenses. No other financial statements or schedules are required to be included in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus. Elliott Davis, LLC, which has expressed its opinion with respect to the financial statements and schedules (if any) filed as a part of the Registration Statement and included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, is (x) an independent public accounting firm within the meaning of the Act and the Rules and Regulations, (y) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”)), and (z) not in violation of the auditor independence requirements of the Sarbanes-Oxley Act.

(viii) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the

Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than dividends of the Bank paid or declared to be paid to the Company); and there has not been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants, settlement of restricted stock units or conversion of other convertible securities), or any material change in the short-term or long-term debt (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock, of the Company or any of its subsidiaries, or any Material Adverse Effect. “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, earnings, assets, liabilities, prospects, properties, condition (financial or otherwise), operations, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, or (ii) the ability of the Company to perform its obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Time of Sale Disclosure Package and the Prospectus.

(ix) Organization and Good Standing. The Company is a registered bank holding company under the Bank Holding Company Act of 1956, as amended. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Bank has been duly chartered, is validly existing as a state-chartered bank in good standing under the laws of the State of South Carolina and holds the requisite authority to do business as a state-chartered bank with banking powers under the laws of the State of South Carolina. Each of the Company and its subsidiaries has full corporate power and authority to own its properties and conduct its business as currently being carried on and as described in or contemplated by the Registration Statement, the Time of Sale Disclosure Package and Prospectus, and is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which it owns or leases real property or in which the conduct of its business makes such qualification necessary and in which the failure to so qualify would have a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted for subsidiaries of a bank holding company under applicable law and the rules and regulations of the Board of Governors of the Federal Reserve System (the “FRB”) set forth in Title 12 of the Code of Federal Regulations.

(x) Absence of Proceedings. Except as set forth in the Time of Sale Disclosure Package and in the Prospectus, there is not pending or, to the knowledge of the Company, threatened or contemplated, any action, suit or proceeding (a) to which the Company or any subsidiary is a party or (b) to the knowledge of the Company, which has as the subject thereof any officer or director of the Company or any subsidiary, any employee benefit plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary before or by any court or Governmental Authority (as defined below), or any arbitrator, which, if determined adversely to the Company or its subsidiaries (or such officer or director), individually or in the aggregate, might result in a Material Adverse Effect or which are otherwise material in the context of the sale of the Shares. There are no current or, to the knowledge of the Company, pending, legal, governmental or regulatory actions, suits or proceedings (x) to which the Company or any of its subsidiaries is subject or (y) to the knowledge of the Company, which has as the subject thereof any officer or director of the Company or any subsidiary, any employee plan sponsored by the Company or any subsidiary or any property or assets owned or leased by the Company or any subsidiary, that are required to be described in the Registration Statement, Time of Sale Disclosure Package and Prospectus by the Act or by the Rules and Regulations and that have not been so described.

(xi) Authorization; No Conflicts; Authority. This Agreement has been duly authorized, executed and delivered by the Company and the Bank, and constitutes a valid, legal and binding obligation of the Company and the Bank, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity. The execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the Company’s charter or bylaws or (C) result in the violation of any law or statute or any judgment, order, rule, regulation or decree of any court or arbitrator or federal, state, local or foreign governmental agency or regulatory authority having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets (each, a “Governmental Authority”), except in the case of clause (A) as would not result in a Material Adverse Effect. No consent, approval, authorization or order of, or registration or filing with any Governmental Authority is required for the execution, delivery and performance of this Agreement or for the consummation of the transactions contemplated hereby, including the issuance or sale of the Shares by the Company, except such as may be required under the Act, the rules of FINRA or state securities or blue sky laws; and the Company has full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, including the authorization, issuance and sale of the Shares as contemplated by this Agreement.

(xii) Capitalization; the Shares. All of the issued and outstanding shares of capital stock of the Company, including the outstanding shares of Common Stock, are duly authorized and validly issued, fully paid and nonassessable, have been issued in compliance in all material respects with all federal and state securities laws, were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities that have not been waived in writing (a copy of which has been delivered to counsel to the Representative), and the holders thereof are not subject to personal liability by reason of being such holders; the Shares which may be sold hereunder by the Company have been duly authorized and, when issued, delivered and paid for in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable, and the holders thereof will not be subject to personal liability by reason of being such holders; and the capital stock of the Company, including the Common Stock, conforms to the description thereof in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. Except as otherwise stated in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, (A) there are no preemptive rights or other rights to subscribe for or to purchase, or any restriction upon the voting or transfer of, any shares of Common Stock pursuant to the Company’s charter, bylaws or any agreement or other instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound, (B) there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issue of, any shares of capital stock or other equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company’s equity compensation programs, (C) neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights for or relating to the registration of any shares of Common Stock or other securities of the Company (collectively “Registration Rights”), and (D) any person to whom the Company has granted Registration Rights that have not expired or been suspended has agreed not to exercise such rights until after expiration of the Lock-Up Period (as defined below). All of the issued and outstanding shares of capital stock of each of the Company’s subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable (subject to 12 U.S.C. § 55, provided that no factual basis exists, or is contemplated by the Company, by which any assessment or action may be taken pursuant to 12 U.S.C. § 55), and, except as otherwise described in or contemplated by the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company owns of record and beneficially, free and clear of any security interests, claims, liens, proxies, equities or other encumbrances, all of the issued and outstanding shares of such stock. The Company has an authorized and outstanding capitalization as set forth in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus under the caption “Capitalization.” The Common Stock (including the Shares) conforms in all material respects to the description thereof contained in the Time of Sale Disclosure Package and the Prospectus.

(xiii) Fiduciary Accounts. Except as would not result in a Material Adverse Effect, the Company and its subsidiaries have properly administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, administrator, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal and state law and regulation and common law. Neither the Company nor any of its subsidiaries or any of their respective directors, officers or employees has committed any breach of trust or fiduciary duty with respect to any such fiduciary account that would, individually or in the aggregate, result in a Material Adverse Effect and, except as would not result in a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.

(xiv) Investment Securities. The Company and its subsidiaries have good and marketable title to all securities held by it (except securities sold under repurchase agreements or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. Such securities are valued on the books of the Company and its subsidiaries in accordance with generally accepted accounting principles in the United States.

(xv) Derivative Securities. Except for breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not result in a Material Adverse Effect, all swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or its subsidiaries or for the account of a customer of the Company or its subsidiaries, were entered into in the ordinary course of business and in accordance in all material respects with applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time. The Company and each of its subsidiaries have duly performed in all material respects all of their obligations thereunder to the extent that such obligations to perform have accrued. Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company, any other party thereto, is in breach of its material obligations under any such agreement or arrangement.

(xvi) Compliance with Laws. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, or where failure to be in compliance would not result in a Material Adverse Effect, the Company and its subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all federal, state, and local statutes, laws, rules, regulations, decisions, directives and orders applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the Federal Deposit Insurance Corporation (the “FDIC”), the South Carolina Board of Financial Institutions (the “SCBOFI”), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination, the Bank Secrecy Act, Title III of the USA Patriot Act and the Occupational Health and Safety Act), and neither the Company nor any of its subsidiaries have received any written or oral communication from any Governmental Authority asserting that the Company or any of its subsidiaries is not in material compliance with any statute, law, rule, regulation, decision, directive or order.

(xvii) Ownership of Assets. The Company and its subsidiaries have good and marketable title to all property (whether real or personal) described in or contemplated by the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus as being owned by them, in each case free and clear of all liens, claims, security interests, other encumbrances or defects except as would not result in a Material Adverse Effect or as are described in or contemplated by the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus. The property held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases with only such exceptions with respect to any particular lease as do not interfere in any material respect with the conduct of the business of the Company or its subsidiaries (viewed as a whole).

(xviii) Possession of Intellectual Property. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, rights to use all patents, patent applications, inventions, copyrights, trade secrets and other proprietary or confidential know-how, trademarks, service marks, trade names or other intellectual property or proprietary rights (collectively, “Intellectual Property”) necessary to carry on their respective businesses as currently operated by each of them. Except as would not, individually or in the aggregate, result in a Material Adverse Effect, neither the Company nor any of its subsidiaries has received any notice of (A) any claim of any infringement, misappropriation or other violation of any Intellectual Property of any third party, or (B) any claim challenging the validity, enforceability or scope of, or the Company’s or its subsidiaries’ rights in or ownership of, any Intellectual Property owned or purported to be owned by the Company or its subsidiaries.

(xix) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them and the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the absence of the permit, license, approval, consent or other authorization or the failure to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its subsidiaries have received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries have failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, and all such filings were in material compliance with applicable laws when filed and no material deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except where the failure to so file or comply, or any such asserted deficiencies, would not, individually or in the aggregate, have a Material Adverse Effect.

(xx) No Regulatory Proceedings. Except as described in or contemplated by the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, neither the Company nor any of its subsidiaries is a party to or subject to any order, decree, agreement, memorandum of understanding or similar agreement with, or a condition of approval, commitment letter, supervisory letter or similar submission to, any Governmental Authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FRB, FDIC, or SCBOFI) or the supervision or regulation of the Company or its subsidiaries and neither the Company nor any its subsidiaries has been advised by any such Governmental Authority that such Governmental Authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding or similar agreement, or a condition of approval, commitment letter, supervisory letter or similar submission.

(xxi) No Violations or Defaults. Except as disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries (i) is in violation of its articles of association, charter or bylaws (or similar organizational documents), (ii) is in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject, or (iii) is in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or its property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of its property or to the conduct of its business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default would not, individually or in the aggregate, result in a Material Adverse Effect.

(xxii) Taxes. The Company and its subsidiaries have timely filed all federal, state, and local income and franchise tax returns required to be filed and are not in default in the payment of any taxes which were payable pursuant to said returns or any assessments with respect thereto, other than any which the Company or any of its subsidiaries is contesting in good faith. There is no pending dispute with any taxing authority relating to any of such returns, and the Company has no knowledge of any proposed liability for any tax to be imposed upon the properties or assets of the Company or any of its subsidiaries for which there is not an adequate reserve reflected in the Company’s financial statements included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(xxiii) Exchange Listing and Exchange Act Registration. The Shares have been approved for listing on the New York Stock Exchange (“NYSE”) upon official notice of issuance and, on the date the Registration Statement became effective, the Company’s Registration Statement on Form 8-A or other applicable form under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), became effective. Except as previously disclosed to counsel for the Underwriters or as set forth in the Time of Sale Disclosure Package and the Prospectus, there are no affiliations with members of FINRA among the Company’s officers or directors or, to the knowledge of the Company, any five percent or greater shareholders of the Company or any beneficial owner of the Company’s unregistered equity securities that were acquired during the 180-day period immediately preceding the initial filing date of the Registration Statement.

(xxiv) Ownership of Other Entities. Other than the subsidiaries of the Company listed in Exhibit 21 to the Registration Statement, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxv) Deposit Insurance. The deposit accounts of the Bank that are eligible for FDIC insurance are insured by the FDIC up to the applicable legal maximum limits, the Bank has paid all premiums and assessments required by the FDIC and the regulations thereunder and no proceeding for the termination or revocation of such insurance is pending, or to the knowledge of the Company, threatened.

(xxvi) Internal Controls. The Company and its subsidiaries maintain a system of “internal controls over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles in the United States and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement, the Prospectus and the Time of Sale Disclosure Package fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto. Except as disclosed in the Registration Statement, in the Time of Sale Disclosure Package and in the Prospectus, the Company’s internal control over financial reporting is effective and none of the Company, its board of directors and audit committee is aware of any “significant deficiencies” or “material weaknesses” (each as defined by the Public Company Accounting Oversight Board) in its internal control over financial reporting, or any fraud, whether or not material, that involves management or other employees of the Company and its subsidiaries who have a significant role in the Company’s internal controls; and since the end of the latest audited fiscal year, there has been no change in the Company’s internal control over financial reporting (whether or not remediated) that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting. The Company’s board of directors has, subject to the exceptions, cure periods and the phase in periods specified in the applicable stock exchange rules (“Exchange Rules”), validly appointed an audit committee to oversee internal accounting controls whose composition satisfies the applicable requirements of the Exchange Rules and the Company’s board of directors and/or the audit committee has adopted a charter that satisfies the requirements of the Exchange Rules in all material respects.

(xxvii) No Brokers or Finders. Other than as contemplated by this Agreement, the Company has not incurred and will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(xxviii) Insurance. The Company and each of its subsidiaries carries, or is covered by, insurance from reputable insurers in such amounts and covering such risks as the Company reasonably believes to be adequate for the conduct of its business and the value of its properties and the properties of its subsidiaries and as is customary for companies engaged in similar businesses in similar industries; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or its business, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(xxix) Investment Company Act. The Company is not, and after giving effect to the sale of the Shares in accordance with this Agreement and the application of proceeds as described in the Prospectus under the caption “Use of Proceeds” will not be, required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(xxx) Sarbanes-Oxley Act. The Company is in compliance with all applicable provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder.

(xxxi) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures to the extent required by Rule 13a-15 of the Exchange Act and such disclosure controls and procedures been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(xxxii) Anti-Bribery and Anti-Money Laundering Laws. Each of the Company, its subsidiaries, and, to the Company’s knowledge, each of the respective affiliates and any of their respective officers, directors, supervisors, managers, agents, or employees of the Company or any of its subsidiaries, has not violated, and the Company’s participation in the offering will not violate: (A) the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or (B) the anti-money laundering laws of the jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), including 18 U.S.C. § 1956 and 1957, the Patriot Act, and the Bank Secrecy Act. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA and the Anti-Money Laundering Laws.

(xxxiii) OFAC.

(A) Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, employee, agent, affiliate or representative of the Company or its subsidiaries, is an individual or entity that is, or is owned or controlled by an individual or entity that is:

(1) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the United Nations Security Council, the European Union, His Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor

(2) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea Region of Ukraine, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic or any other Covered Region of Ukraine identified pursuant to Executive Order 14065).

(B) Neither the Company nor any of its subsidiaries will, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity:

(1) to fund or facilitate any activities or business of or with any individual or entity or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or

(2) in any other manner that will result in a violation of Sanctions by any individual or entity (including any individual or entity participating in the offering, whether as underwriter, advisor, investor or otherwise).

(C) For the past five years, neither the Company nor any of its subsidiaries has knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions in violation of Sanctions with any individual or entity, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(xxxiv) Compliance with Environmental Laws. Except as disclosed in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is in violation of any statute, any rule, regulation, decision or order of any Governmental Authority or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), owns or operates any real property contaminated with any substance that is subject to any investigation or remediation requirements pursuant to Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would, individually or in the aggregate, result in a Material Adverse Effect; and the Company is not aware of any pending investigation which might lead to such a claim. Neither the Company nor any of its subsidiaries anticipates incurring any material capital expenditures relating to compliance with Environmental Laws.

(xxxv) [Reserved]

(xxxvi) ERISA and Employee Benefits Matters. To the knowledge of the Company: (A) (1) since January 1, 2022, no “prohibited transaction” as described in Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any Employee Benefit Plan, excluding transactions effected pursuant to a statutory or administrative exemption; (2) each Employee Benefit Plan is and has been operated in material compliance with its terms and all applicable laws, including but not limited to ERISA and the Code and, to the knowledge of the Company; (3) no Pension Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Pension Plan; (4) no Pension Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) and no Employee Benefit Plan that is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA is in “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (5) the present value of all benefits accrued under each Pension Plan did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the fair market value of the assets of each Pension Plan (determined based on those assumptions used to fund such Pension Plan); (6) no “reportable event,” as defined in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived has occurred or is reasonably expected to occur; (7) there has been no imposition or incurrence of any liability under Title IV of ERISA, other than for Pension Benefit Guaranty Corporation premiums due but not delinquent under Section 4007 of ERISA, upon the Company or any ERISA Affiliate; (8) each Employee Benefit Plan intended to be qualified under Code Section 401(a) is so qualified and has a favorable determination or opinion letter from the IRS upon which it can rely, and any such determination or opinion letter remains in effect and has not been revoked and nothing has occurred since the date of any such determination or opinion letter that is reasonably likely to adversely affect such qualification; (B) no Employee Benefit Plan is maintained outside the jurisdiction of the United States or covers any employees or other service providers of the Company or its subsidiaries who reside or work outside of the United States; (C) the Company does not have any obligations under any collective bargaining agreement with any union and no organization efforts are underway with respect to Company employees. As used in this Agreement, “Code” means the Internal Revenue Code of 1986, as amended; “Employee Benefit Plan” means any “employee benefit plan” within the meaning of Section 3(3) of ERISA to which the Company or its subsidiaries is required to contribute on behalf of any of its employees or with respect to which the Company has any liability; “ERISA” means the Employee Retirement Income Security Act of 1974, as amended; “ERISA Affiliate” means any trade or business, whether or not incorporated, that is under common control with the Company within the meaning of Section 4001(a)(14) of ERISA or any entity that would be regarded as a single employer with the Company under Section 414(b) and (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA); and “Pension Plan” means any employee pension benefit plan (other than an employee benefit plan of the type described in Section 4001(a)(3) of ERISA) that is maintained or is contributed to by the Company or any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

(xxxvii) Labor Matters. No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is threatened or imminent, that could result in a Material Adverse Effect.

(xxxviii) Restrictions on Subsidiary Payments to the Company. No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the

Company or any other subsidiary of the Company, except as described in or contemplated by the Time of Sale Disclosure Package, the Prospectus and applicable banking laws and regulations.

(xxxix) Reports, Registrations and Statements. Since January 1, 2022, each of the Company and the Bank has filed all material reports, registrations and statements together with any required amendments thereto, that it was required to file with the FRB, the FDIC, the SCBOFI and any other applicable federal or state securities or banking authorities, except where the failure to file any such report, registration or statement would not reasonably be expected to result in a Material Adverse Effect. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the “Company Reports.” As of their respective dates, the Company Reports complied as to form in all material respects with all the rules and regulations promulgated by the FRB, the FDIC, the SCBOFI and any other applicable federal or state securities or banking authorities, as the case may be.

(xl) Disclosure of Legal Matters. There are no statutes, regulations, legal or governmental proceedings or contracts or other documents required to be described in the Time of Sale Disclosure Package or in the Prospectus or included as exhibits to the Registration Statement that are not described or included as required.

(xli) Directed Stock Program Compliance. Except with notice to the Representative and in compliance with applicable laws, none of the Directed Stock distributed in connection with the Directed Stock Program will be offered or sold outside of the United States.

(xlii) Statistical Information. Any third-party statistical and market-related data included in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects.

(xliii) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xliv) FinCEN Matters. All of the beneficial ownership information provided to the Underwriters or to counsel for the Underwriters by the Company or its counsel in compliance with the control and beneficial ownership certification requirements of the Financial Crimes Enforcement Network within the U.S. Department of the Treasury (“FinCEN”) is true, complete, correct and compliant with the rules, regulations and requirements of FinCEN.

(xlv) Cybersecurity. Except as would not, individually or in the aggregate, result in a Material Adverse Effect: (A) neither the Company nor any of its subsidiaries have been notified of any security breach, unauthorized access or disclosure, or other compromise of the information technology assets and equipment, computer systems, networks, hardware, software, data and databases (i) owned (or purported to be owned), managed or controlled by the Company and its subsidiaries, or (ii) managed by any third-party service provider on behalf of the Company and its subsidiaries (collectively, “IT Systems and Data”), in each case, except for those that have been remedied without material cost or liability; (B) neither the Company nor any of its subsidiaries have knowledge or received written notice of any event or condition that would reasonably be expected to have resulted to result in any security breach, unauthorized access or disclosure, or other compromise of the IT Systems and Data, except for those that would not result in any material cost or liability; (C) the Company and its subsidiaries have implemented, or have contractually required third-party service providers managing IT Systems and Data on their behalf to implement, as applicable, commercially reasonable controls, policies, procedures and technological safeguards as determined by the Company to be reasonably necessary to maintain and protect the integrity, continuous operation, redundancy and security of the IT Systems and Data, reasonably consistent with industry standards and practices, or as required by applicable law; and (D) the Company and its subsidiaries are in compliance in all material respects with all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations binding on the Company or its subsidiaries and governing data privacy and security.

(xlvi) Compliance with Privacy Statements. Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Bank (A) complies with the Privacy Statements (as defined below) as applicable to any given set of personal information collected by the Bank from Individuals (as defined below), (B) complies with all applicable federal, state, local and foreign laws and regulations regarding the collection, retention, use, transfer or disclosure of personal information (as such term is defined in applicable data privacy laws) from Individuals, and (C) takes commercially reasonable measures, consistent with industry standards in the business in which the Bank is engaged, to protect and maintain the confidential nature of the personal information provided to the Bank by Individuals in accordance with the terms of the applicable Privacy Statements. Except as would not, individually or in the aggregate, have a Material Adverse Effect, neither the Company nor the Bank has received any notice of any claim or controversy regarding the Bank’s compliance with the Privacy Statements. As used herein, “Privacy Statements” means, collectively, any and all of the Bank’s public-facing privacy statements and policies published on the Bank’s websites or products or otherwise made externally available by the Bank regarding the collection, retention, use and distribution of personal information of any individual, including, without limitation, individual visitors or users of the Bank’s website or products (collectively, “Individuals”).

(xlvii) Well-Capitalized Status of the Bank. As of [●], 202[●], the Bank’s capital levels exceeded the specific quantitative capital requirements necessary to be deemed “well capitalized” as defined in 12 C.F.R. §324.403(b)(1).

(xlviii) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Federal Reserve or any other regulation of the Federal Reserve.

(b) Representations and Warranties of the Bank. The Bank represents and warrants to, and agree with, the several Underwriters as follows:

(i)
The Bank has been duly chartered and is validly existing as a South Carolina state-chartered bank in good standing under the laws of the State of South Carolina, and has been duly qualified as a foreign bank for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such other jurisdiction.

(ii)
The Bank is not (A) in violation of its charter, articles of incorporation, bylaws or other organizational or governing documents, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject (collectively, the “Bank Instruments”) or (C) in violation of any statute, law, rule, regulation, order, decree of any court or governmental agency or body having jurisdiction over the Bank, except, solely in the case of clauses (B) and (C), for such violations or defaults that would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(iii)
    The execution, delivery and performance of this Agreement by the Bank, compliance by the Bank with all of the provisions of this Agreement and the consummation of the transactions herein contemplated do not and will not contravene, conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Bank Instrument, nor does or will any such action contravene, conflict with or result in a breach or violation of any of the terms or provisions of the articles of incorporation or bylaws of the Bank or any statute, order, law, rule, regulation or decree of any court or governmental agency or body having jurisdiction over the Bank or any of its properties.

(c) Representations and Warranties of the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, the several Underwriters as follows:

(i)
Delivery of Securities. On each of the First Closing Date and the Second Closing Date, such Selling Shareholder will have, good and valid title to or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Shares to be sold by such Selling Shareholder hereunder on such date, free and clear of all liens, encumbrances, equities or claims. Upon payment by the Underwriters of the purchase price for the Shares to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Shares, as directed by the Representative, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), (A) DTC will be a “protected purchaser” of the Shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Securities and (C) no action based on any valid “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement. For purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(ii)
Custody Agreement. Such Selling Shareholder has full right, power and authority to enter into a Letter of Transmittal and Custody Agreement (“Custody Agreement”), with [●], as Custodian (the “Custodian”); pursuant to the Custody Agreement the Selling Shareholder has placed in custody with the Custodian, for delivery under this Agreement, the certificates or book entry security entitlements representing the Securities to be sold by such Selling Shareholder; and such certificates were duly and properly endorsed in blank for transfer, or were accompanied by all documents duly and properly executed that are necessary to validate the transfer of title thereto, to the Underwriters, free of any legend, restriction on transferability, proxy, lien or claim, whatsoever.

(iii)
Power of Attorney. Such Selling Shareholder has the full right, power and authority to enter into an irrevocable power of attorney (a “Power of Attorney”) authorizing and directing [●] and [●], as attorneys-in-fact (the “Attorneys‑in‑Fact”), or either of them, to effect the sale and delivery of the Shares being sold by such Selling Shareholder, to enter into this Agreement and to take all such other action as may be necessary hereunder.

(iv)
Authorization; No Conflicts; Authority. This Agreement, the Custody Agreement and the Power of Attorney have each been duly authorized, executed and delivered by or on behalf of such Selling Shareholder and each constitutes a valid and binding agreement of such Selling Shareholder, enforceable in accordance with its terms, except as rights to indemnity hereunder or thereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or laws affecting the rights of creditors generally and subject to general principles of equity. The execution and delivery of this Agreement, the Custody Agreement and the Power of Attorney and the performance of the terms hereof and thereof and the consummation of the transactions herein and therein contemplated will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder is bound, (B) result in any violation of the provisions of such Selling Shareholder’s charter or by-laws (or similar organizational documents) or (C) result in the violation of any law, regulation, order or decree applicable to such Selling Shareholder. No consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for such Selling Shareholder’s execution, delivery and performance of this Agreement, the Custody Agreement and the Power of Attorney or for the sale of the Shares being sold by such Selling Shareholder, except such as have been received or may be required under the Act or state securities laws or blue sky laws or the rules of FINRA. Such Selling Shareholder has full power and authority to enter into this Agreement, the Custody Agreement and the Power of Attorney and to sell, assign, transfer and deliver the Shares to be sold by such Selling Shareholder hereunder.

(v)
Registration Rights. Such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except as described or incorporated by reference in the Registration Statement or have been waived.

(vi)
No Other Offering Materials. Such Selling Shareholder has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Shares other than any Preliminary Prospectus, the Time of Sale Disclosure Package or the Prospectus or other materials permitted by the Act to be distributed by such Selling Shareholder; provided, however, that no Selling Shareholder has made nor will make any offer relating to the Securities that would constitute a free writing prospectus except a Permitted Free Writing Prospectus (as defined below) authorized by the Company and the Underwriters for distribution in accordance with the provisions of Section 4(a)(xiii) hereof.

(vii)
Accurate Disclosure; Compliance with the Act. Neither the Registration Statement nor any amendment thereto, at the effective time of each part thereof, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. As of the Time of Sale, neither (A) the Time of Sale Disclosure Package nor (B) any issuer free writing prospectus, when considered together with the Time of Sale Disclosure Package, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Neither the Prospectus nor supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b) of the Rules and Regulations, at the First Closing Date or at the Second Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Upon the filing or first use within the meaning of the Rules and Regulations, each Preliminary Prospectus and the Prospectus (or any supplement to either) conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations. The representations and warranties in this Section 2(c)(vii) with respect to any Selling Shareholder apply only to the extent that any statements in or omissions from a Registration Statement or the Prospectus are based upon and are in strict conformity with written information concerning such Selling Shareholder furnished to the Company by such Selling Shareholder expressly for use therein (any written information concerning any Selling Shareholder furnished to the Company by such Selling Shareholder specifically for such use being referred to as the “Selling Shareholder Information”), it being understood and agreed that such information consists only of the name of such Selling Shareholder, the number of Shares to be sold by such Selling Shareholder, and the address and other information with respect to such Selling Shareholder (excluding percentages) that appear in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus in the table and corresponding footnotes under the heading “Principal and Selling Shareholders,” and it is further understood and agreed that Selling Shareholder Information shall not include any statements or omissions from the Registration Statement, the Time of Sale Disclosure Package or the Prospectus made in reliance on and in conformity with information furnished to the Company by any Underwriter expressly for use in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus.

(viii)
[Reserved]

(ix)
No Inside Information. The sale of the Securities by such Selling Shareholder pursuant to this Agreement is not prompted by any material information concerning the Company or any of its subsidiaries that is not set forth in the Time of Disclosure Package and Prospectus.

(x)
No FINRA Member Affiliation. Neither such Selling Shareholder nor any of his, her or its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with any member firm of FINRA or is a person associated with a member (within the meaning of the FINRA By-Laws) of FINRA.

(xi)
Sanctions and Anti-Money Laundering. Such Selling Shareholder will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of funding any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, or in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions, or (ii) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any anti-money laundering laws or any applicable anti-bribery or anti-corruption laws.

(xii)
ERISA and Employee Benefits Matters. Such Selling Shareholder is not (i) an employee benefit plan subject to ERISA, (ii) a plan or account subject to Section 4975 of the Code or (iii) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

(xiii)
Accuracy of Company Representations and Warranties. To the knowledge of such Selling Shareholder, the representations and warranties of the Company contained in this Section 2(a) are true and correct.

Each of the Company, the Bank and the Selling Shareholders has a reasonable basis for making each of the representations made by it, him or her in Section 2(a), Section 2(b) and Section 2(c), as applicable. Each of the Company, the Bank and the Selling Shareholders acknowledges that the Underwriters and, for purposes of the opinions to be delivered pursuant to Section 5 hereof, counsel to the Company, counsel to the Underwriters and counsel to the Selling Shareholders, may rely upon the accuracy and truthfulness of the foregoing representations made by it, him or her and hereby consents to such reliance.

Any certificate signed by, or on behalf of, the Company, the Bank or any Selling Shareholder delivered to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company, the Bank or such Selling Shareholder, respectively, to the Underwriters as to the matters covered thereby.

3. Purchase, Sale and Delivery of Shares.

(a) Firm Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell [●] Firm Shares, and each Selling Shareholder agrees, severally and not jointly, to sell the number of Firm Shares set forth opposite the name of such Selling Shareholder in Schedule I hereto, to the several Underwriters, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto. The purchase price for each Firm Share shall be $[●] per share. The obligation of each Underwriter to each of the Company and the Selling Shareholders shall be to purchase from each of the Company and the Selling Shareholders that number of Firm Shares (to be adjusted by the Representative to avoid fractional shares) that represents the same proportion of the number of Firm Shares to be sold by each of the Company and the Selling Shareholder pursuant to this Agreement as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto represents to the total number of Firm Shares to be purchased by all Underwriters pursuant to this Agreement. In making this Agreement, each Underwriter is contracting severally and not jointly; except as provided in paragraph (d) of this Section 3 and in Section 8 hereof, the agreement of each Underwriter is to purchase only the respective number of Firm Shares specified in Schedule II.

(b) Option Shares. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company[, with respect to [●] of the Option Shares,] [and certain of the Selling Shareholders, with respect to the number of Option Shares set forth opposite the name of such Selling Shareholder in Schedule I hereto,] hereby grant[s] to the several Underwriters an option to purchase all or any portion of the Option Shares at the same purchase price as the Firm Shares, for use solely in covering any over-allotments made by the Underwriters in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised in whole or in part at any time (but not more than once) within 30 days after the effective date of this Agreement upon notice (confirmed in writing) by the Representative to the Company [and to the Attorneys-in-Fact] setting forth the aggregate number of Option Shares as to which the several Underwriters are exercising the option and the date and time, as determined by you, when the Option Shares are to be delivered, but in no event earlier than the First Closing Date (as defined below) nor earlier than the second business day or later than the tenth business day after the date on which the option shall have been exercised. If the option is exercised, the number of Option Shares to be purchased by each Underwriter shall be the same percentage of the total number of Option Shares to be purchased by the several Underwriters as the number of Firm Shares to be purchased by such Underwriter is of the total number of Firm Shares to be purchased by the several Underwriters, as adjusted by the Representative in such manner as the Representative deem advisable to avoid fractional shares. No Option Shares shall be sold and delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

(c) Payment and Delivery.

(i) The Shares to be purchased by each Underwriter hereunder, in book-entry form in such authorized denominations and registered in such names as Piper Sandler & Co. may request upon at least forty-eight hours’ prior notice to the Company and the Selling Shareholders, shall be delivered by or on behalf of the Company and the Selling Shareholders to Piper Sandler & Co., through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, with any transfer taxes payable in connection with the transfer of the Shares to the Underwriters duly paid, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to Piper Sandler & Co. at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York City time, on [●], 2025 or such other time and date as Piper Sandler & Co. and the Company may agree upon in writing, and, with respect to the Option Shares, 9:30 a.m., New York City time, on the date specified by Piper Sandler & Co. in each written notice given by Piper Sandler & Co. of the Underwriters’ election to purchase such Option Shares, or such other time and date as Piper Sandler & Co. and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Closing Date,” each such time and date for delivery of the Option Shares, if not the First Closing Date, is herein called a “Second Closing Date,” and each such time and date for delivery is herein called a “Closing.”

(ii) The documents to be delivered at each Closing by or on behalf of the parties hereto pursuant to Section 5 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 5(o) hereof, will be delivered at the offices of Troutman Pepper Locke LLP at 600 Peachtree Street NE, Suite 3000, Atlanta, GA 30308, and the Shares will be delivered to Piper Sandler & Co., through the facilities of the DTC, for the account of such Underwriter, all at such Closing.

(d) Purchase by Representative on Behalf of Underwriters. It is understood that you, individually and not as Representative of the several Underwriters, may (but shall not be obligated to) make payment to the Company or the Selling Shareholders, on behalf of any Underwriter for the Shares to be purchased by such Underwriter. Any such payment by you shall not relieve any such Underwriter of any of its obligations hereunder. Nothing herein contained shall constitute any of the Underwriters an unincorporated association or partner with the Company or any Selling Shareholder.

4. Covenants.

(a) Covenants of the Company. The Company covenants and agrees with the several Underwriters as follows:

(i) Required Filings. The Company will prepare and file a Prospectus with the Commission containing the Rule 430A Information omitted from the Preliminary Prospectus within the time period required by, and otherwise in accordance with the provisions of, Rules 424(b) and 430A of the Rules and Regulations. If the Company has elected to rely upon Rule 462(b) of the Rules and Regulations to increase the size of the offering registered under the Act and the Rule 462(b) Registration Statement has not yet been filed and become effective, the Company will prepare and file the Rule 462 Registration Statement with the Commission within the time period required by, and otherwise in accordance with the provisions of, Rule 462(b) and the Act. The Company will prepare and file with the Commission, promptly upon your request, any amendments or supplements to the Registration Statement or Prospectus that, in your opinion, may be necessary or advisable in connection with the distribution of the Shares by the Underwriters; and the Company will furnish the Representative and counsel for the Underwriters a copy of any proposed amendment or supplement to the Registration Statement or Prospectus and will not file any amendment or supplement to the Registration Statement or Prospectus to which you shall reasonably object by notice to the Company after having been furnished a copy a reasonable time prior to the filing.

(ii) Notification of Certain Commission Actions. The Company will advise you, promptly after it shall receive notice or obtain knowledge thereof, of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment thereto or preventing or suspending the use of any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any such purpose; and the Company will promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such a stop order should be issued.

(iii) Continued Compliance with Securities Laws.

(A) Within the time during which a prospectus (assuming the absence of Rule 172) relating to the Shares is required to be delivered under the Act by any Underwriter or dealer (the “Prospectus Delivery Period”), the Company will comply with all requirements imposed upon it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package and the Prospectus. If during such period any event occurs as a result of which the Prospectus (or if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary to amend the Registration Statement or supplement the Prospectus (or if the Prospectus is not yet available to prospective investors, the Time of Sale Disclosure Package) to comply with the Act, the Company promptly will (x) notify you of such untrue statement or omission, (y) amend the Registration Statement or supplement the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) (at the expense of the Company) so as to correct such statement or omission or effect such compliance and (z) notify you when any amendment to the Registration Statement is filed or becomes effective or when any supplement to the Prospectus (or, if the Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) is filed.

(B) If at any time following issuance of an issuer free writing prospectus or Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such issuer free writing prospectus or Written Testing-the-Waters Communication conflicted or would conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus relating to the Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company (x) has promptly notified or promptly will notify the Representative of such conflict, untrue statement or omission, (y) has promptly amended or will promptly amend or supplement, at its own expense, such issuer free writing prospectus or Written Testing-the-Waters Communication to eliminate or correct such conflict, untrue statement or omission and (z) has notified or promptly will notify you when such amendment or supplement was or is filed with the Commission to the extent required to be filed by the Rules and Regulations.

(iv) Blue Sky Qualifications. The Company shall take or cause to be taken all necessary action to qualify the Shares for sale under the securities laws of such domestic United States or foreign jurisdictions as you reasonably designate or as is necessary to effect the distribution of the Directed Stock and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation (where not otherwise required) or to execute a general consent to service of process in any jurisdiction (where not otherwise required).

(v) Provision of Documents. The Company will furnish, at its own expense, to the Underwriters and counsel for the Underwriters copies, which unless otherwise requested may be electronic copies, of the Registration Statement, and to the Underwriters and any dealer each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and all amendments and supplements to such documents, in each case promptly after they become available and in such quantities as you may from time to time reasonably request.

(vi) Rule 158. The Company will make generally available to its security holders as soon as practicable, but in no event later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period beginning after the effective date of the Registration Statement (which, for purposes of this paragraph, will be deemed to be the effective date of the Rule 462(b) Registration Statement, if applicable) that shall satisfy the provisions of Section 11(a) of the Act and Rule 158 of the Rules and Regulations; provided that the Company will be deemed to have furnished such statements to its security holders and the Representative to the extent they are filed on the Commission’s EDGAR system.

(vii) Payment and Reimbursement of Expenses. The Company, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, will pay or cause to be paid (A) all expenses (including transfer taxes allocated to the respective transferees) incurred in connection with the delivery to the Underwriters of the Shares, (B) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and counsel, except as otherwise provided below, not including fees of the Underwriters’ counsel) in connection with the preparation, printing, filing, delivery, and shipping of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, each Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (C) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions which you shall designate, (D) the fees and expenses of the Custodian and any transfer agent or registrar, (E) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (F) listing fees, if any, (G) the cost and expenses of the Company relating to investor presentations or any “road show” undertaken in connection with marketing of the Shares, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (H) the reasonable out-of-pocket expenses incurred by the Underwriters in connection with the transactions contemplated hereby (regardless of whether the sale of the Shares is consummated), including, without limitation, legal fees and expenses of counsel incurred by the Underwriters, marketing, syndication and travel expenses, provided, however, that such out-of-pocket expenses, including legal fees, shall not exceed $550,000 without the Company’s prior written approval; (I) all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Stock Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Stock Program and (J) all other costs and expenses of the Company and any Selling Shareholder incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representative pursuant to Section 9 hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company or the Selling Shareholders to perform any agreement on its or their part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company or the Selling Shareholders is not fulfilled, the Company or such Selling Shareholder will reimburse the several Underwriters for all out-of-pocket accountable disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder.

(viii) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Prospectus and will file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 of the Rules and Regulations.

(ix) Company Lock Up. The Company will not, without the prior written consent of Piper Sandler & Co., from the date of execution of this Agreement and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), (A) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Common Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing; or (B) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (A) or (B) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The restrictions described above do not apply to (A) the Shares to be sold hereunder; (B) the issuance of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock pursuant to the conversion or exchange of convertible or exchangeable securities, or the exercise of warrants or options (including through net exercise), in each case outstanding on the date of this Agreement; or (C) the sale or issuance of, or entry into an agreement to sell or issue, shares of Common Stock or any Related Securities (as defined below) in connection with one or more mergers, acquisitions of securities, businesses, property or other assets or products, joint ventures, commercial relationships or other strategic corporate transactions or alliances. For purposes of the foregoing, “Related Securities” shall mean any options or warrants or other rights to acquire Common Stock or any securities exchangeable or exercisable for or convertible into Common Stock, or to acquire other securities or rights ultimately exchangeable or exercisable for, or convertible into, Common Stock.

(x) Shareholder Lock-Ups. The Company has caused to be delivered to you prior to the date of this Agreement a letter, in the form of Exhibit A hereto (the “Lock-Up Agreement”), from each individual or entity listed on Schedule III (except as otherwise noted therein). The Company will enforce the terms of each Lock-Up Agreement and issue stop-transfer instructions to its transfer agent and registrar for the Common Stock with respect to any transaction or contemplated transaction that would constitute a breach of or default under the applicable Lock-Up Agreement. If Piper Sandler & Co., in its sole discretion, agrees to release or waive the restrictions of any Lock-Up Agreement between an officer or director of the Company and Piper Sandler & Co. provides the Company with notice of the impending release or waiver at least three business days before the effective date of such release or waiver, the Company agrees to announce the impending release or waiver by means of a press release substantially in the form of Exhibit D hereto, issued through a major news service, at least two business days before the effective date of the release or waiver.

(xi) No Market Stabilization or Manipulation. The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in, or which has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which are required to be disclosed in response to Item 701 of Regulation S-K under the Act which have not been so disclosed in the Registration Statement.

(xii) SEC Reports. During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and special reports as required by the Rules and Regulations.

(xiii) Free Writing Prospectuses. The Company represents and agrees that, unless it obtains the prior written consent of Piper Sandler & Co., and each Underwriter severally represents and agrees that, unless it obtains the prior written consent of the Company and Piper Sandler & Co., it has not made and will not make any offer relating to the Shares that would constitute an issuer free writing prospectus or that would otherwise constitute a free writing prospectus required to be filed with the Commission; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule IV hereto. Any such free writing prospectus consented to by the Company and Piper Sandler & Co. is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an issuer free writing prospectus, and has complied and will comply with the requirements of Rules 164 and 433 of the Rules and Regulations applicable to any Permitted Free Writing Prospectus. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show. Each Underwriter severally represents and agrees that, (A) unless it obtains the prior written consent of the Company and Piper Sandler & Co., it has not distributed, and will not distribute any Written Testing-the-Waters Communication other than those listed on Schedule VI hereto, and (B) any Testing-the-Waters Communication undertaken by it was with entities that are qualified institutional buyers within the meaning of Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act.

(xiv) Emerging Growth Company. The Company will promptly notify Piper Sandler & Co. if the Company ceases to be an Emerging Growth Company at any time prior to the later of (A) completion of the distribution of Shares within the meaning of the Act and (B) completion of the Lock-Up Period.

(b) Covenants of the Selling Shareholders. Each Selling Shareholder covenants and agrees with the several Underwriters as follows:

(i)
Payment of Expenses. Each Selling Shareholder will pay all taxes, if any, on the transfer and sale, respectively, of the Shares being sold by such Selling Shareholder, and the fees of such Selling Shareholder’s counsel, accountant or other adviser, provided, however, that the Company will reimburse the Selling Shareholders for up to $50,000 of fees and expenses of one counsel jointly representing the Selling Shareholders.

(ii)
[Reserved]

(iii)
No Market Stabilization or Manipulation. Such Selling Shareholder has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares, and has not effected any sales of Common Stock which, if effected by the Company, would be required to be disclosed in response to Item 701 of Regulation S‑K.

(iv)
Accuracy of Selling Shareholder Information. Such Selling Shareholder shall promptly notify you during the period when a prospectus relating to the Shares is required to be delivered under the Securities Act of any material change in the Selling Shareholder Information relating to such Selling Shareholder.

(v)
Form W-9. Such Selling Shareholder shall deliver to the Custodian or the Representative, as appropriate, prior to the First Closing Date, a properly completed and executed U.S. Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy, as of the date hereof and at each of the First Closing Date and the Second Closing Date (each, a “Closing Date”) (as if made at such Closing Date), of and compliance with all representations, warranties and agreements of the Company, the Bank and the Selling Shareholders contained herein, to the performance by the Company, the Bank and the Selling Shareholders of their respective obligations hereunder and to the following additional conditions:

(a) Required Filings; Absence of Certain Commission Actions. All filings required by Rules 424, 430A and 433 of the Rules and Regulations shall have been timely made (without reliance on Rule 424(b)(8) or Rule 164(b)); no stop order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus shall have been issued; no proceedings for the issuance of such an order shall have been initiated or threatened; and any request of the Commission for additional information (to be included in the Registration Statement, the Time of Sale Disclosure Package, the Prospectus, any issuer free writing prospectus or otherwise) shall have been complied with to your satisfaction.

(b) Continued Compliance with Securities Laws. No Underwriter shall have advised the Company that (i) the Registration Statement or any amendment thereof or supplement thereto contains an untrue statement of a material fact which, in your opinion, is material or omits to state a material fact which, in your opinion, is required to be stated therein or necessary to make the statements therein not misleading, or (ii) the Time of Sale Disclosure Package or the Prospectus, or any amendment thereof or supplement thereto, or any issuer free writing prospectus contains an untrue statement of fact which, in your opinion, is material, or omits to state a fact which, in your opinion, is material and is required to be stated therein, or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

(c) Absence of Certain Events. Except as contemplated in the Time of Sale Disclosure Package and in the Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock (other than dividends of the Bank paid or declared to be paid to the Company); and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants or conversion of convertible securities), or any material change in the short-term or long-term debt of the Company (other than as a result of the conversion of convertible securities), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Effect or any development involving a prospective Material Adverse Effect (whether or not arising in the ordinary course of business), that, in any such case described in this paragraph, in your judgment, makes it impractical or inadvisable to offer or deliver the Shares on the terms and in the manner contemplated in the Time of Sale Disclosure Package and in the Prospectus.

(d) No Downgrade. On or after the Time of Sale (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities or preferred stock by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities or preferred stock.

(e) Opinion of Company Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion and negative assurance letter of Alston & Bird LLP, counsel for the Company, dated such Closing Date and addressed to you in substantially the forms attached hereto as Exhibit B.

(f) Opinion of Selling Shareholders Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, the opinion of counsel for the Selling Shareholders, dated such Closing Date and addressed to you in substantially the form attached hereto as Exhibit C.

(g) Opinion of Underwriters’ Counsel. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, such opinion or opinions and negative assurance letter from Troutman Pepper Locke LLP, counsel for the several Underwriters, dated such Closing Date and addressed to you, related to such matters as you reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(h) Comfort Letter. On the date hereof, on the effective date of any post-effective amendment to the Registration Statement filed after the date hereof and on each Closing Date you, as Representative of the several Underwriters, shall have received a letter of Elliott Davis, LLC, dated such date and addressed to you, in form and substance satisfactory to you.

(i) CFO Certificate. On the date of this Agreement and on each Closing Date, as the case may be, the Company shall have furnished to the Representative a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Time of Sale Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representative.

(j) Officers’ Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the Underwriters, a certificate, dated such Closing Date and addressed to you, signed by the Chief Executive Officer and by the Chief Financial Officer of the Company, to the effect that (i) no Material Adverse Effect has occurred; (ii) the representations and warranties of the Company in this Agreement are true and correct as if made at and as of such Closing Date, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to such Closing Date, and (iv) no stop order or other order suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof or the qualification of the Shares for offering or sale, nor suspending or preventing the use of the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus, has been issued, and no proceedings for that purpose have been instituted or are pending or are to the best of their knowledge contemplated by the Commission or any state or regulatory body.

(k) Selling Shareholder Certificate. On each Closing Date, there shall have been furnished to you, as Representative of the several Underwriters, a certificate or certificates, dated such Closing Date and addressed to you, signed by each of the Selling Shareholders or either of such Selling Shareholder’s Attorneys-in-Fact to the effect that the representations and warranties of such Selling Shareholder contained in this Agreement are true and correct as if made at and as of such Closing Date, and that such Selling Shareholder has complied with all the agreements and satisfied all the conditions on such Selling Shareholder’s part to be performed or satisfied at or prior to such Closing Date.

(l) Lock-Up Agreement. The Underwriters shall have received all of the Lock-Up Agreements referenced in Section 4 and the Lock-Up Agreements shall remain in full force and effect.

(m) FINRA No Objections. FINRA shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements.

(n) Exchange Listing. The Shares to be delivered on such Closing Date will have been approved for listing on the NYSE, subject to official notice of issuance.

(o) Other Documents. The Company shall have furnished to you and counsel for the Underwriters such additional documents, certificates and evidence as you or they may have reasonably requested.

All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and counsel for the Underwriters. The Company will furnish you with such conformed copies of such opinions, certificates, letters and other documents as you shall reasonably request.

6. Indemnification and Contribution.

(a) Indemnification by the Company and the Bank. The Company and the Bank, jointly and severally, agree to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show as defined in Rule 433(h) under the Act (a “road show”), (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any investigation or proceeding by any governmental authority, commenced or threatened (whether or not any Underwriter is a target of or party to such investigation or proceeding); and the Company and the Bank will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that neither the Company nor the Bank will be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company and the Bank by you, or by any Underwriter through you, specifically for use in the preparation thereof; it being understood and agreed that (x) the only information furnished by an Underwriter consists of the information described as such in Section 6(g), and (y) the neither the Company nor the Bank will be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from the Selling Shareholder Information.

The Company and the Bank, jointly and severally, agree to indemnify and hold harmless the Designated Underwriter and each person, if any, who controls the Designated Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act (the “Designated Entities”), from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Directed Stock Participants in connection with the Directed Stock Program or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Directed Stock Participant to pay for and accept delivery of Directed Stock that the Directed Stock Participant agreed to purchase; (iii) related to, arising out of, or in connection with the Directed Stock Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of the Designated Entities; or (iv) resulting from the violation of any applicable laws or regulations of any foreign jurisdictions where Directed Stock has been offered. Under no circumstances will the Designated Entities be liable to the Company, the Bank or to any Directed Stock Participant for any action taken or omitted to be taken in connection with the Directed Stock or any transaction effected with any Directed Stock Participant, except to the extent found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted from the gross negligence or willful misconduct of the Designated Entities.

(b) Indemnification by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of such Selling Shareholder), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the 430A Information and any other information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to the Rules and Regulations, if applicable, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (x) a Selling Shareholder shall be liable in any such case only to the extent that any such loss, claim, damage, liability or action is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Selling Shareholder Information, and (y) in no event shall any Selling Shareholder’s aggregate liability under this Section 6(b) exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Shareholder from the sale of the Securities pursuant to this Agreement as set forth on the cover page of the Prospectus.

(c) Indemnification by the Underwriters. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company and each Selling Shareholder, its affiliates, directors and officers and each person, if any, who controls the Company and each Selling Shareholder within the meaning of Section 15 of the Act and Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company and the Selling Shareholder may become subject, under the Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Underwriter), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus, or any amendment or supplement thereto, any issuer free writing prospectus, any issuer information that the Company has filed or is required to file pursuant to Rule 433(d) of the Rules and Regulations, or any Written Testing-the-Waters Communication, or any road show, or (ii) arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in conformity with written information furnished to the Company by you, or by such Underwriter through you, specifically for use in the preparation thereof (it being understood and agreed that the only information furnished by an Underwriter consists of the information described as such in Section 6(g)), and will reimburse the Company and the Selling Shareholder for any legal or other expenses reasonably incurred by the Company or any such Selling Shareholder in connection with investigating or defending against any such loss, claim, damage, liability or action as such expenses are incurred.

(d) Notice and Procedures. Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 6 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure (through the forfeiture of substantive rights or defenses). In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that if, in the sole judgment of the Representative, it is advisable for the Underwriters to be represented as a group by separate counsel, the Representative shall have the right to employ a single counsel (in addition to local counsel) to represent the Representative and all Underwriters who may be subject to liability arising from any claim in respect of which indemnity may be sought by the Underwriters under subsection (a) or (b) of this Section 6, in which event the reasonable fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the Underwriters as incurred. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to the last paragraph in Section 6(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for the Designated Entities for the defense of any losses, claims, damages and liabilities arising out of the Directed Stock Program if representation of the Underwriters and the Designated Entities by the same counsel would be inappropriate due to actual or potential differing interests between them. An indemnifying party shall not be obligated under any settlement agreement relating to any action under this Section 6 to which it has not agreed in writing. In addition, no indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld or delayed) effect any settlement of any pending or threatened proceeding unless such settlement includes an unconditional release of such indemnified party for all liability on claims that are the subject matter of such proceeding and does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(e) Contribution; Limitations on Liability; Non-Exclusive Remedy. If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) of this Section 6, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a), (b) or (c) of this Section 6, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters on the other from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Bank and the Selling Shareholders, on the one hand, and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, the Bank and the Selling Shareholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Bank, the Selling Shareholders or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Bank, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contributions pursuant to this subsection (e) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this subsection (e). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject of this subsection (e). Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) in no event shall any Selling Shareholder’s aggregate liability under this subsection (e) exceed the aggregate amount of net proceeds (after deducting Underwriters’ discounts and commissions) received by such Selling Shareholder from the sale of the Securities pursuant to this Agreement as set forth on the cover page of the Prospectus. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint. The Selling Shareholders’ obligations in this subsection (e) to contribute are several in proportion to their respective aggregate amount of net proceeds received by such Selling Shareholder (after deducting Underwriters’ discounts and commissions) from the sale of the Securities pursuant to this Agreement as set forth on the cover page of the Prospectus and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that might otherwise be available to any indemnified party at law or in equity.

(f) [Reserved]

(g) Information Provided by the Underwriters. The Underwriters severally confirm and the Company and each Selling Shareholder acknowledges that the statements with respect to the public offering of the Shares by the Underwriters set forth under the headings “Discounts and Expenses,” “Price Stabilization, Short Positions and Penalty Bids,” “Passive Market Making,” and “Electronic Distribution,” each under the caption “Underwriting” in the Time of Sale Disclosure Package and in the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Company by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, any Preliminary Prospectus, the Time of Sale Disclosure Package, the Prospectus or any issuer free writing prospectus.

7. Representations and Agreements to Survive Delivery. All representations, warranties, and agreements of the Company, the Bank and the Selling Shareholders herein or in certificates delivered pursuant hereto, and the agreements of the several Underwriters, the Company, the Bank and the Selling Shareholders contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling person thereof, or the Company, the Bank or any of their respective officers, directors, or controlling persons, or any Selling Shareholders or any controlling person thereof, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder and any termination of this Agreement.

8. Substitution of Underwriters.

(a) Obligation to Purchase Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased does not aggregate more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in Schedule II hereto except as may otherwise be determined by you) the Firm Shares that the withdrawing or defaulting Underwriters agreed but failed to purchase.

(b) Termination Under Certain Circumstances. If any Underwriter or Underwriters shall fail to take up and pay for the amount of Firm Shares agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Firm Shares in accordance with the terms hereof, and the amount of Firm Shares not purchased aggregates more than 10% of the total amount of Firm Shares set forth in Schedule II hereto, and arrangements satisfactory to you for the purchase of such Firm Shares by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination neither the Company nor any Selling Shareholder shall be under any liability to any Underwriter (except to the extent provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii), and Section 6 hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Firm Shares agreed by such Underwriter to be purchased hereunder) be under any liability to the Company or the Selling Shareholders (except to the extent provided in Section 6 hereof).

(c) Postponement of Closing. If Firm Shares to which a default relates are to be purchased by the non-defaulting Underwriters or by any other party or parties, the Representative or the Company shall have the right to postpone the First Closing Date for not more than seven business days in order that the necessary changes in the Registration Statement, in the Time of Sale Disclosure Package, in the Prospectus or in any other documents, as well as any other arrangements, may be effected. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 8.

(d) No Relief from Liability. No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability, if any, in respect of such default.

9. Termination.

(a) Right to Terminate. You, as Representative of the several Underwriters, shall have the right to terminate this Agreement by giving notice as hereinafter specified at any time at or prior to the First Closing Date, and the option referred to in Section 3(b) hereof, if exercised, may be cancelled at any time prior to the Second Closing Date, if (i) the Company or the Bank shall have failed, refused or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder, (ii) any other condition of the Underwriters’ obligations hereunder is not fulfilled, (iii) trading on The Nasdaq Stock Market LLC (“Nasdaq”) or NYSE shall have been wholly suspended, (iv) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on Nasdaq or the NYSE, by such exchange or by order of the Commission or any other Governmental Authority, (v) a banking moratorium shall have been declared by federal or state authorities, or (vi) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof shall at all times be effective.

(b) Notice of Termination. If you elect to terminate this Agreement as provided in this Section, the Company and an attorney-in-fact, on behalf of the Selling Shareholders, shall be notified promptly by you by telephone, confirmed by letter.

10. Default by One or More of the Selling Shareholders or the Company.

(a) Default by the Selling Shareholders. If one or more of the Selling Shareholders shall fail at the First Closing Date to sell and deliver the number of Shares which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number of Shares to be sold by all Selling Shareholders as set forth in Schedule I, then the Underwriters may at your option, by written notice from you to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party or (ii) elect to purchase the Shares which the Company and the non-defaulting Selling Shareholders have agreed to sell hereunder. In the event of a default by any Selling Shareholder as referred to in this Section 10, either you or the Company, or by joint action only, the non-defaulting Selling Shareholders shall have the right to postpone the First Closing Date for a period not exceeding seven business days in order to effect any required changes in the Registration Statement, in the Time of Sale Disclosure Package or in the Prospectus or in any other documents or arrangements.

(b) Default by the Company. If the Company shall fail at the First Closing Date to sell and deliver the number of Shares which it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any Underwriter or, except as provided in Section 4(a)(vii), Section 4(b)(i), Section 4(b)(ii) and Section 6 hereof, any non-defaulting party.

(c) No Relief from Liability. No action taken pursuant to this Section shall relieve the Company, the Bank or any Selling Shareholders so defaulting from liability, if any, in respect of such default.

11. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Underwriters, shall be delivered or sent by mail or e-mail transmission to the Representative c/o Piper Sandler & Co., 800 Nicollet Mall, Minneapolis, Minnesota 55402, Attention: Chris Hooper, General Counsel, e-mail: chris.hooper@psc.com, with a copy to Troutman Pepper Locke LLP, 600 Peachtree St NE, Suite 3000, Atlanta, GA 30308, Attention: David W. Ghegan, e-mail:

david.ghegan@troutman.com; if to the Company, shall be delivered or sent by mail or e-mail transmission to the Company at CoastalSouth Bancshares, Inc., 400 Galleria Parkway, Suite 1900, Atlanta, GA 30339, Attention: Stephen R. Stone, President and Chief Executive Officer, e-mail: sstone@coastalstatesbank.com, with a copy to Alston & Bird, 1201 West Peachtree Street, Atlanta, GA 30309, Attention: Mark. Kanaly, e-mail: mark.kanaly@alston.com; and if to the Selling Shareholders, to the address and attention of such Selling Shareholder set forth on the signature pages hereto; provided that any notice to an underwriter pursuant to Section 6(c) hereof shall be delivered or sent by mail or e-mail transmission to such address at its address which will be supplied to the Company by the Representative upon request. Any statements, requests, notices or agreements shall take effect upon receipt thereof. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

12. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 6 of this Agreement. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from any of the several Underwriters.

13. Absence of Fiduciary Relationship. The Company, the Bank and each of the Selling Shareholders acknowledges and agrees that: (a) the Representative have been retained solely to act as an underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company, the Bank or any Selling Shareholder and the Representative have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative have advised or are advising the Company, the Bank or any Selling Shareholder on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company, the Bank and each of the Selling Shareholders following discussions and arms-length negotiations with the Representative and the Company, the Bank and each of the Selling Shareholders is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that the Representative and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company, the Bank and each of the Selling Shareholders and that the Representative have no obligation to disclose such interest and transactions to the Company, the Bank or any Selling Shareholder by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that the Representative are acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of the Representative and the other Underwriters, and not on behalf of the Company, the Bank or any Selling Shareholder; (e) it, he or she waives to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty in respect of any of the transactions contemplated by this Agreement and agrees that the Representative shall have no liability (whether direct or indirect) to the Company, the Bank or any Selling Shareholder in respect of such a fiduciary duty claim on behalf of or in right of any Selling Shareholder, the Bank or the Company, including shareholders, employees or creditors of the Company.

14. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k);

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b);

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable; and

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15. Governing Law; Waiver of Jury Trial. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates), the Bank, each of the Selling Shareholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. Submission to Jurisdiction, Etc. THE PARTIES HEREBY IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK, COUNTY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVE ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PARTY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile or electronic mail (including, without limitation, “pdf”, “tif” or “jpg”) and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18. General Provisions. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may not be amended or modified unless in writing by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit. The Section headings herein are for the convenience of the parties only and shall not affect the construction or interpretation of this Agreement.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this Agreement whereupon this Agreement will become a binding agreement between the Company, the Bank, the Selling Shareholders and the several Underwriters in accordance with its terms.

Very truly yours,

COASTALSOUTH BANCSHARES, INC.

By: _____________________________

Name:

Title:

COASTAL STATES BANK

By: _____________________________

Name:

Title:

[●], on behalf of the Selling Shareholders

By: _____________________________

Name:

Title:

Address for Notices:

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters in New York, New York as of the date first above written.

As Representative of the several Underwriters named in the attached Schedule II hereto

PIPER SANDLER & CO.

By: _____________________________

Name:

Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Selling Shareholders

Name	Number of Firm Shares to be Sold	[Number of Option Shares to be Sold]

Total. . . . . . . . .	___________

SCHEDULE II

Underwriter	Number of Firm Shares(1)
Piper Sandler & Co.
Stephens Inc.

Total

(1)

 The Underwriters may purchase up to an additional [●] Option Shares, to the extent the option described in Section 3(b) of the Agreement is exercised, in the proportions and in the manner described in the Agreement.

SCHEDULE III

List of Individuals and Entities Executing Lock-Up Agreements

Officers

Non-Employee Directors

Significant Shareholders

SCHEDULE IV

Certain Permitted Free Writing Prospectuses

SCHEDULE V

Pricing Information

SCHEDULE VI

Written Testing-the-Waters Communications

EXHIBIT A

Form of Lock-Up Agreement

June __, 2025

Piper Sandler & Co.

As representative of the underwriters named

in Schedule II to the Underwriting Agreement

referred to below

c/o Piper Sandler & Co.

800 Nicollet Mall, Suite 800

Minneapolis, MN 55402

Dear Sirs and Madams:

As an inducement to the underwriters (the “Underwriters”) to execute an underwriting agreement (the “Underwriting Agreement”) providing for a public offering (the “Offering”) of common stock, $1.00 par value per share (“Common Stock”), of CoastalSouth Bancshares, Inc. and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that without, in each case, the prior written consent of Piper Sandler & Co. (“Piper Sandler”), on behalf of the Underwriters, during the period specified in the second succeeding paragraph (the “Lock-Up Period”), the undersigned will not (and will cause any spouse with jointly held shares of Common Stock, any children of the spouse or the undersigned living in the undersigned’s household, any partnership, corporation, trust or other entity within the undersigned’s control that holds Common Stock not to): (1) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, exercisable or exchangeable for or that represent the right to receive shares of Common Stock (including without limitation, shares of Common Stock which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant) whether now owned or hereafter acquired (the “Undersigned’s Securities”); (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Undersigned’s Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of shares of Common Stock or such other securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for shares of Common Stock; or (4) publicly disclose the intention to do any of the foregoing.

The undersigned agrees that the foregoing restrictions preclude the undersigned from engaging in any hedging or other transaction which is designed to, or which reasonably could be expected to lead to, or result in a sale or disposition of, the Undersigned’s Securities even if such Securities would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Securities or with respect to any security that includes, relates to, or derives any significant part of its value from such Securities. Notwithstanding the foregoing, the undersigned may pledge the Undersigned’s Securities pursuant to a bona fide pledge arrangement, providedthat before entering into such an arrangement the pledgee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement.

The Lock-Up Period will commence on the date of this Agreement and continue and include the date that is 180 days after the date of the final prospectus used to sell shares of Common Stock in the Offering pursuant to the Underwriting Agreement, to which you are or expect to become parties.

If the undersigned is an officer or director of the Company, (i) Piper Sandler agrees that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, Piper Sandler will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by issuing a press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by Piper Sandler hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if both (a) the release or waiver is effected solely to permit a transfer not for consideration, and (b) the transferee has agreed in writing to be bound by the same terms described in this letter that are applicable to the transferor, to the extent and for the duration that such terms remain in effect at the time of the transfer. The undersigned further agrees that the foregoing provisions shall be equally applicable to any shares of issuer-directed Common Stock that the undersigned may purchase in the Offering.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Securities:

(i) as a bona fide gift or gifts;

(ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned;

(iii) if the undersigned is a trust, transfers to the beneficiary of such trust;

(iv) transfers by testate succession or intestate succession;

(v) if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (1) transfers to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of the undersigned (including other investment funds under common control with the undersigned) or (2) distributions of shares of Common Stock or any security convertible into or exercisable for Common Stock to partners (including limited partners), limited liability company members or shareholders of the undersigned;

(vi) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement;

(vii) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i)-(vi);

(viii) pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction if approved by the Board of Directors of the Company;

(ix) in a “block” trade (as defined in Rule 10b-18 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); or

(x) pursuant to the Underwriting Agreement;

provided, that (x) such transfer shall not involve a disposition for value (except in the case of transfers that would be permissible under clauses (iv), (v), (vi), (viii), (ix) or (x) above), (y) the transferee agrees in writing with the Underwriters to be bound by the terms of this Lock-Up Agreement (except in the case of transfers that would be permissible under clauses (viii) or (x) above), and (z) no filing by any party under Section 16(a) of the Exchange Act, other than filings required to be made by such party under the Exchange Act, or other public announcement shall be made voluntarily in connection with such transfer or distribution and any required filing shall clearly indicate in a footnote thereto the circumstances of the particular transfer. For purposes of this Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In addition, the foregoing restrictions shall not apply to (i) the exercise or settlement of stock options, restricted stock units, or other equity awards granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the Undersigned’s Securities issued upon such exercise, (ii) any transfer to the Company to satisfy any tax withholding obligations of the Company or the undersigned, or to satisfy the exercise price of stock options by the undersigned, upon the exercise of stock options or other similar share-based awards that are granted pursuant to the Company’s equity incentive plans and outstanding as of the date of the Underwriting Agreement or (iii) the establishment of any contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act; providedthat (a) no sales of the Undersigned’s Securities shall be made pursuant to such a Plan prior to the expiration of the Lock-Up Period, and (b) to the extent a public announcement or filing under the Exchange Act, if any, is required of, or voluntarily made by the undersigned regarding the establishment of, such Plan, such announcement or filing shall include a statement to the effect that no transfer of the Undersigned’s Securities may be made under such Plan during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Securities or shares of Common Stock held by the undersigned’s immediate family, if any, except in compliance with the foregoing restrictions. In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby further authorized to decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Agreement and that upon request, the undersigned will execute any additional documents necessary to ensure the validity or enforcement of this Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that the undersigned shall be released from all obligations under this Agreement if (i) the Company notifies the Underwriters that it does not intend to proceed with the Offering, (ii) the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (iii) the Offering is not completed by December 31, 2025.

The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Offering in reliance upon this Agreement.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

____________________________________

Printed Name of Holder

By:

Signature

Printed Name of Person Signing

(and indicate capacity of person signing if

signing as custodian, trustee, or on behalf of

an entity)

EXHIBIT B

Form of Company Counsel Opinion

[Attached]

EXHIBIT C

Form of Selling Shareholder Counsel Opinion

[Attached]

EXHIBIT D

Form of Company Press Release for Waivers or Releases

of Officer/Director Lock-Up Agreements

CoastalSouth Bancshares, Inc.

[●], 2025

CoastalSouth Bancshares, Inc. (the “Company”) announced today that Piper Sandler and [●], as the representatives of the underwriters, are [waiving] [releasing] [a] lock-up restriction[s] with respect to an aggregate of [# of common shares] held by certain [officers] [directors] of the Company. These [officers] [directors] entered into lock-up agreements with the representatives in connection with the Company’s initial public offering.

This [waiver] [release] will take effect on [date that is at least 2 business days following date of this press release].

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.